SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 28, 2011

Health Enhancement Products, Inc.
(Exact Name Of Registrant As Specified In Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

87-0699977	000-30415
(I.R.S. Employer Identification No.)	(Commission File Number)

7740 East Evans Rd., Suite A100, Scottsdale, AZ 85260
(Address of Principal Executive Offices) (Zip Code)

(480) 385-3800
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .

Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .

Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.

Other Events

On February 28, 2011, the Registrant and BCO 83, LLC entered into a lease agreement covering approximately 10,000 square feet of office/warehouse space in Scottsdale, Arizona.   The lease is for a term of three years and calls for monthly rent payments of approximately $5,400, plus insurance, taxes and maintenance (the lease is a “triple net” lease).  The Registrant intends to relocate its corporate headquarters and bottling operations to this new facility as soon as the facility is ready for occupancy (estimated within thirty days).

The Registrant also recently terminated a month to month tenancy for a space it was using for secondary warehousing and bottling operations.  This space comprised approximately 2,300 square feet and the monthly rent was approximately $3,300.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 7, 2011	HEALTH ENHANCEMENT PRODUCTS, INC.

By /s/John Gorman
John Gorman, EVP - Operations